Exhibit 10.40

SOFTWARE LICENSE AND SERVICES AGREEMENT  [DOMESTIC]

THIS SOFTWARE LICENSE AND SERVICES AGREEMENT (“Agreement”) is made and entered into as of [DATE] (the “Effective Date”), by and between Primal Solutions, Inc., a Delaware corporation, with its principal place of business at 18881 Von Karman Avenue, Suite 500, Irvine, California 92612 (“Primal”), and [COMPANY NAME], a  [STATE] [ENTITY TYPE] with its principal place of business at [ADDRESS] (“Company”).

This Agreement provides the terms and conditions under which Primal will license its software and provide certain services to Company.  Based on the foregoing, and the covenants, representations, and warranties contained in this Agreement, the parties agree as follows:

AGREEMENT

1.             Conditions Precedent.

1.1          Signature and Payment.  Primal’s obligations and the license grant in this Agreement are expressly conditioned on Primal’s prior receipt of: (i) a copy of the Agreement executed by an authorized signatory of Company and (ii) any advance payments set forth in Exhibit A.

1.2          Prerequisites.  Primal shall procure, on Company’s behalf and at Company’s expense, or Company shall purchase, at its sole expense, certain third party hardware and software, as set forth on Exhibit A (such hardware and software, the “Prerequisites”).  If Primal procures any of the Prerequisites for Company, Company shall reimburse Primal for such Prerequisites at the prices and on the terms set forth on Exhibit A.

2.                                      License.

2.1                               License Grant.  Subject to the terms and conditions of this Agreement, Primal hereby grants to Company a limited, nonexclusive license for the Term to install, load, execute, store and display one (1) copy of each type of software set forth in Exhibit A (the “Software”), in object code form only, solely at the location(s) set forth on Exhibit A, in exchange for the fees specified in Exhibit A, and solely for Company’s data processing needs and related internal business purposes.

2.2                               Restrictions.  The Software has been licensed, not sold, to Company.  Primal reserves all rights not expressly granted to Company in this Agreement.  Without limitation, Company shall not: (i) transfer, sublicense, lend, rent, or otherwise distribute or make the Software available to any third party; (ii) copy the Software, except that Company may make one copy of the Software for archival, back-up, and disaster recovery purposes; (iii) create derivative works from or otherwise modify the Software; (iv) disassemble, decompile, reverse engineer, or otherwise attempt to obtain the source code of the Software; (v) use the Software to provide services to any third party as a service bureau, application service provider, managed service provider, or the like; or (vi) authorize or encourage any third party to take any action prohibited by this Agreement.

2.3                               Open Source Restrictions.  An “Open Source License” is a license agreement that requires as a condition of use, modification, or distribution that the software that is the subject of that agreement or other software incorporated into, derived from or distributed with such software be:  (i) disclosed or distributed in source code form; (ii) licensed for the purpose of making derivative works; or (iii) redistributable at no charge.  Company shall not, through any act or omission, cause any portion of the Software to become subject to an Open Source License.

2.4                               Proprietary Rights Notices.  Company shall not delete or in any manner alter the copyright, trademark, and other proprietary rights notices appearing on the Software.  Company shall reproduce such notices on any copy it makes of the Software.

3.                                      Maintenance and Support.

3.1                               Maintenance Services.  During the Maintenance Term (as defined below), Primal shall use commercially reasonable efforts to provide the “Maintenance Services” described on Exhibit B to Company, subject to Company’s timely payment of the Maintenance Services fees set forth in Exhibit B.  If Company does not purchase Maintenance Services from Primal, Primal shall have no obligation to provide maintenance or support for the Software.

3.2                               Maintenance Term.  Primal will provide Maintenance Services for the term specified on Exhibit B (the “Maintenance Term”).  The Maintenance Term will automatically renew for unlimited, successive one-year terms, unless either party gives notice of its intent not to renew at least 60 days prior to the expiration of the then-current Maintenance Term.  Upon the renewal of each Maintenance Term, Primal shall have the right, in its sole and exclusive discretion, to increase the amount of the Maintenance Services fees; provided, however, that such increases will not exceed more than 10% per annum and 25% in a given three-year period.

4.                                      Professional Services.

4.1                               Statements of Work.  Primal shall use commercially reasonable efforts to render, in a timely and professional manner, the services (the “Professional Services”) set forth on the statement(s) of work that are attached as Exhibit C or that may be executed from time to time by the parties (“Statements of Work”).  Company shall make available to Primal any data; information; access to facilities, software, or other resources; and any other materials required by Primal to perform the Professional Services.  Company shall ensure that all such materials are accurate and complete.

4.2                               Change Orders.  Company may submit to Primal written requests to change the scope of Professional Services described in a Statement of Work (each such request, a “Change Order Request”).  Primal may, in its discretion, honor such Change Order Request, but Primal has no obligation to do so.  If Primal elects to honor such a Change Order Request, then Primal will promptly notify Company if it believes that the Change Order Request requires an adjustment to the fees or to the schedule for the performance of the Professional Services.  If so, the parties will negotiate in good faith a reasonable and equitable adjustment to the fees or schedule, as applicable.  Primal will continue to perform Professional Services pursuant to the existing Statement of Work and will have no obligation to honor any Change Order Request unless and until the parties have agreed in writing to such an adjustment.

4.3                               Approvals.  Primal shall submit completed deliverables under any Statement of Work (“Deliverables”) to Company for approval as follows:  Primal shall deliver such Deliverable(s) to Company (e.g., by notifying Company that such Deliverable(s) are available to be viewed on Company’s servers).  Company shall approve the Deliverable(s) in writing within two business days of its review.  Failure by Company to approve such Deliverable(s) in writing within such two business days:  (i) will be deemed an acceptance of such Deliverable(s) and (ii) may result in delays in production or delays in delivery of the completed performance of the Professional Services; provided, further, that any use by Company of any Deliverables, other than for testing and acceptance purposes, will constitute Company’s full acceptance of such Deliverable(s).  If within such two business days, Company notifies Primal in writing that it does not accept any Deliverable(s), it shall promptly provide to Primal a detailed writing listing Company’s reasons for not accepting each Deliverable.  Such notice of non-acceptance will contain a mutually-agreed on extended completion date for the Professional Services.  Primal shall use commercially reasonable efforts to correct the listed deficiencies and shall re-submit such Deliverable(s) in accordance with this Section.

5.                                      Ownership of Intellectual Property Rights.

5.1          Pre-existing Intellectual Property Rights.  Except as expressly provided in this Agreement, neither party will gain any ownership or other interest in or to any of the intellectual property or proprietary information of the other party by reason of this Agreement, operation of law, or otherwise.  Without limitation, as between Primal and Company, Primal will retain exclusive ownership of the Software and all other intellectual property that it uses or provides to Company in rendering the Maintenance or Professional Services.

5.2                               Derivatives and Deliverables.  Primal shall exclusively own all intellectual property and other rights in and to: (i) the Deliverables and (ii) any corrections, modifications, upgrades, updates, new releases, new versions, or other derivative works of the Software (collectively “Deliverables”).  Primal shall, and hereby does, grant Company a license in and to any Derivatives and Deliverables created in accordance with this Agreement on the terms and conditions set forth in Section 2.

6.                                      Monetary Provisions.

6.1                               Invoices; Payments.  Company shall pay: (i) all fees as specified in each Exhibit and (ii) all invoices, without deduction or offset, within 30 days of receipt.  All payments shall be forwarded to “Accounts Receivable” at the Primal address specified above.  Outstanding amounts not paid when due will accrue interest at the lower of 1½% per month or the highest monthly rate allowed by applicable law, whichever is lower.  The obligation to pay and the payment of any such interest will not operate to extend any payment due date, and Primal waives no rights by accepting late payment with interest.  Company’s payment of all sums due Primal is a condition precedent to Company’s rights under this Agreement.

6.2                               Expenses.  Company shall reimburse Primal for its reasonable, documented costs and expenses incurred directly in connection with the Maintenance Services or Professional Services (including, without limitation, coach airfare, meals, phone, and lodging).

6.3                               Taxes.  All amounts payable by Company are exclusive of (and Company shall be solely responsible for) all taxes imposed by any governmental entity on the transactions contemplated by this Agreement, excluding taxes based on Primal’s net income.  When Primal has the legal obligation to pay or collect such taxes, it will invoice Company unless Company provides Primal with a valid tax exemption certificate authorized by the appropriate taxing authority.

7.                                      Term; Termination.

7.1                               Term.  The term of this Agreement (the “Term”) will commence on the Effective Date and will continue for five years unless earlier terminated as provided below.  Thereafter, this Agreement will renew automatically for unlimited, successive one-year renewal Terms until terminated, unless a party gives written notice to the other of its intent not to renew at least 60 days prior to the expiration of the then-current Term.

7.2                               Termination by Right.  Either party may terminate this Agreement upon written notice in the event of a material breach by the other party, if such breach remains uncured for 60 days following such written notice.  Primal may also terminate this Agreement:  (i) immediately as provided in Section 12.4; (ii) upon written notice if Company breaches any of its payment obligations to Primal and such breach remains uncured for 30 days following such written notice; or (iii) on five days written notice, as provided in Section 10.2.  Termination will be effective immediately and automatically on the expiration of the applicable notice period, without further notice or action by either party.

7.3                               Use of Software.  Upon termination or expiration of this Agreement, Company shall immediately delete or destroy all copies of the Software, Derivatives, and Deliverables, and any portion of any of the foregoing (including, without limitation, any documentation) in its possession or control.  Within 20 days following the date of such termination or expiration, an officer of Company shall certify in writing to Primal that Company has complied with the terms of this Section.

7.4                               General Termination Matters.  All liabilities accruing up to the expiration of the Term or any termination of this Agreement will survive such date.  Within 30 days of any termination, Company shall pay to Primal the total amount of all fees and expenses that would have become payable through the end of the then-current Term.  The then-current Maintenance Term and all Statements of Work will terminate.  The following provisions will survive expiration or termination:  1.1, 5, 6, 7.3, 7.4, 8.4, 9, 10, 11, 12.1, 12.2, 12.3, and 13.

8.                                      Representations and Warranties.

8.1                               Software Warranty.

8.1(a)                 Warranty.  For 90 days after its installation and for the duration of the Maintenance Term (if any), Primal warrants that:  (i) the Software will operate free of any material errors and in material conformance with its documentation and specifications and (ii) the Software will interoperate with the Prerequisites, free of any material errors, provided that the Prerequisites are functioning properly.

8.1(b)                 Warranty Claims Procedure.  Any failure of the Software to operate in accordance with the foregoing warranty will be deemed an “Error.”  Company shall promptly notify Primal of, and adequately describe, the Error.  Company’s exclusive remedy and Primal’s sole obligation for any breach of the warranty in Section 8.1(a) will be the following:  (i) to provide Company with a replacement copy of the Software containing any correction or modification needed to remedy the Error or (ii) to use commercially reasonable efforts to correct the Error, which may include consultation with the manufacturer or licensor of the Prerequisites, in accordance with Exhibit B.  Company’s sole and exclusive remedy for Primal’s failure to correct the Error will be the receipt of credits in accordance with Exhibit B.  Primal shall not be obligated to remedy any Error which cannot be adequately reproduced by Primal.  The warranties set forth in this Section do not apply if the Software has been:  (a) altered, except by Primal or in accordance with its instructions; (b) used in conjunction with another product (except for the Prerequisites) resulting in the Error; (c) used other than in its most current version (to the extent that any failure of the Software would have been avoided by the use of the most current version); or (d) damaged by improper environment, abuse, misuse, accident or negligence.  If Primal determines that the Error has been caused by (a)-(d), Primal shall inform Company, and Company shall have the right to engage Primal to attempt to fix such Error, for which it will compensate Primal in accordance with Exhibit B.

8.2                               Prerequisites.  If Primal determines that an Error has been caused by the Prerequisites or any other third-party product, Primal shall inform Company, and Company shall have the right to engage Primal to attempt to fix such Error, for which it will compensate Primal in accordance with Exhibit B.  Primal shall reasonably cooperate, at Company’s expense, in assisting Company to enforce any warranties provided by the manufacturer or licensor of the Prerequisites.

8.3                               Service Warranty.  Primal hereby represents and warrants to Company that:  (i) it will perform all Professional and Maintenance Services in a competent, workmanlike manner and (ii) the Deliverables will be free of any material defects or errors for a period of 90 days following their acceptance by Company.  The terms of the Warranty Claims Procedure described in Section 8.1(b) will govern any claims by Company relating to the Deliverables.

8.4                               By Each Party.  Each party represents and warrants to the other that: (i) it has the full corporate right, power, and authority to enter into and to perform the acts required of it under this Agreement; (ii) the execution and delivery of this Agreement and the performance of its obligations do not and will not violate any agreement to which it is or will be otherwise bound; and (iii) it will comply with all applicable laws, rules, and regulations in exercising its rights and performing its obligations under this Agreement.

9.                                      Disclaimers; Exclusions; Limitations.

9.1                               DISCLAIMER OF WARRANTIES.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY SPECIFICALLY DISCLAIMS, ALL EXPRESS AND IMPLIED WARRANTIES OF EVERY KIND RELATING TO THE PROFESSIONAL SERVICES, MAINTENANCE SERVICES, PREREQUISITES, DELIVERABLES, AND SOFTWARE AND USE OF ALL OF THE FOREGOING (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT), AS WELL AS ANY WARRANTIES THAT THE PROFESSIONAL SERVICES, MAINTENANCE SERVICES, THE PREREQUISITES, THE DELIVERABLES, AND THE SOFTWARE WILL ACHIEVE A PARTICULAR RESULT, OR WILL BE UNINTERRUPTED OR ERROR-FREE.  OTHER THAN AS EXPRESSLY PROVIDED IN SECTIONS 8.1 AND 8.2, PRIMAL MAKES NO REPRESENTATIONS AND WARRANTIES, AND ASSUMES NO OBLIGATIONS OR LIABILITY, ARISING FROM, RELATING TO, OR CONNECTED WITH THE PREREQUISITES.

9.2                               EXCLUSION OF DAMAGES.  EXCEPT IN CONNECTION WITH A CLAIM BASED ON AN INFRINGEMENT OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS OR UNAUTHORIZED USE OR DISCLOSURE OF ITS CONFIDENTIAL INFORMATION, IN NO EVENT WILL EITHER PARTY BE LIABLE UNDER ANY THEORY OF LIABILITY FOR ANY INDIRECT, PUNITIVE, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL

                                                DAMAGES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, ANY SUCH DAMAGES ARISING FROM BREACH OF CONTRACT OR WARRANTY OR FROM NEGLIGENCE OR STRICT LIABILITY), INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, REVENUE, DATA, OR USE, OR FOR INTERRUPTED COMMUNICATIONS, OR FROM ANY DEFECT, ERROR, OR MALFUNCTION OF THE PROFESSIONAL SERVICES, MAINTENANCE SERVICES, PREREQUISITES, DELIVERABLES, OR SOFTWARE, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

9.3                               LIMITATION OF LIABILITY.  EXCEPT IN CONNECTION WITH A CLAIM BASED ON AN INFRINGEMENT OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS OR UNAUTHORIZED USE OR DISCLOSURE OF ITS CONFIDENTIAL INFORMATION, IN NO EVENT WILL THE TOTAL, AGGREGATE LIABILITY OF EITHER PARTY TO THE OTHER ARISING FROM, RELATING TO, OR CONNECTED WITH THIS AGREEMENT EXCEED THE AMOUNT OF THE SUMS OWED TO PRIMAL UNDER THIS AGREEMENT.

9.4                               BASIS OF BARGAIN.  THE PARTIES HAVE AGREED THAT THE DISCLAIMERS, EXCLUSIONS, AND LIMITATIONS SPECIFIED IN THIS AGREEMENT WILL REMAIN IN FULL FORCE AND EFFECT EVEN IF ANY SUCH SECTION (OR PORTION THEREOF) IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.  THE PARTIES ACKNOWLEDGE AND AGREE THAT PRIMAL HAS SET ITS PRICES AND ENTERED INTO THIS AGREEMENT IN RELIANCE ON SUCH DISCLAIMERS, EXCLUSIONS, AND LIMITATIONS, WHICH ALLOCATE THE RISK BETWEEN PRIMAL AND COMPANY AND FORM A BASIS OF THE BARGAIN BETWEEN THE PARTIES.

10.                               Indemnity.

10.1                        By Primal.  Primal shall defend, indemnify, and hold Company and its affiliates and each of their respective shareholders, directors, officers, successors, and assigns harmless from any damage, loss, cost, liability, or expense (including reasonable attorneys’ and experts’ fees) (collectively, “Losses”) arising from, relating to, or connected with any claim, action, or demand (a “Claim”) brought by a third party alleging:  (i) that the Software infringes any United States copyright or United States patent in force on or before the Effective Date; (ii) death or personal injury caused by Primal’s negligence; (iii) violation of applicable law; or (iv) gross negligence or willful misconduct by Primal.  Primal shall have no obligation to indemnify Company if Company is more than 30 days late with respect to any fees that it owes Primal.

10.2                        Infringement Claims.  If Company’s right to use the Software, in Primal’s opinion, may be enjoined due to the type of claim specified in Section 10.1(i) above (an “Infringement Claim”), then Primal may, at its sole option and expense:  (i) procure for Company the right to continue using the Software; (ii) replace or modify the Software so that it is non-infringing; or (iii) if options (i) and (ii) above cannot be accomplished despite Primal’s reasonable efforts, then Primal may terminate this Agreement on five days written notice.  Primal will have no obligation whatsoever in connection with an Infringement Claim to the extent that it results from: (i) modifications to the Software made by a party other than Primal, if a claim would not have occurred but for such modifications; (ii) the combination, operation or use of the Software with equipment, devices, software or data that are not Prerequisites or otherwise expressly authorized by Primal, if a claim would not have occurred but for such combination, operation or use; (iii) Company’s failure to use updated or modified Software provided by Primal; (iv) Primal’s use of any designs or specifications provided by Company; or (v) Company’s use or distribution of the Software other than in accordance with this Agreement.  This Section 10 states Primal’s complete obligation and Company’s sole and exclusive remedy with respect to an Infringement Claim.

10.3                        By Company.  Company shall defend, indemnify, and hold Primal and its affiliates and each of their respective shareholders, directors, officers, successors, and assigns from any and all Losses arising from, relating to, or connected with any Claim brought by a third party alleging:  (i) a breach by Company of any of its representations or warranties under this Agreement; (ii) an act or omission by Company causing Primal to breach this Agreement or infringe the intellectual property rights of a third party; (iii) death or personal injury caused by Company’s negligence; (iv) violation of applicable law; or (v) gross negligence or willful misconduct by Company.

10.4                        Indemnification Procedure.  A party seeking indemnification pursuant to the terms of this Section (an “Indemnified Party”) must:  (i) promptly notify the other party (the “Indemnifying Party”) in writing of the Claim; (ii) grant the Indemnifying Party sole control of the defense and settlement of the Claim, provided that the Indemnified Party has the right to reasonably approve the terms of any settlement before being bound by it, such approval not to be unreasonably withheld or delayed; and (iii) provide the Indemnifying Party, at such party’s expense, with all assistance, information and authority reasonably required for the defense and settlement of the Claim.

11.                               Confidentiality.

11.1                        Definition.  Confidential Information means information and materials (regardless of whether in oral, written or electronic form) concerning a party’s operations, business, or intellectual property rights that are designated as confidential or that, based on its nature or the nature of its disclosure, a reasonable person would know is confidential, including, without limitation, the terms of this Agreement.  “Confidential Information” does not include information that: (i) is known by such party at the time of receipt from the other party and is not subject to an independent obligation of confidentiality; (ii) is now or becomes generally known in the industry through no fault of the receiving party; (iii) is acquired from a third party in rightful possession thereof and under no obligation of confidentiality; or (iv) is otherwise lawfully and independently developed by such party without reference to the other party’s Confidential Information.

11.2                        Obligation.  Each party shall:  (a) not use or authorize the use of the Confidential Information of the other party for any purpose other than to fulfill its obligations under this Agreement; (b) hold such Confidential Information in strict confidence and protect such Confidential Information with the same degree of care (but no less than a reasonable degree of care) normally used to protect its own similar Confidential Information; (c) take all steps as may be reasonably necessary to prevent such Confidential Information from being revealed to any person or entity other than to those of its employees who have a need to know such Confidential Information to enable it to fulfill its obligations under this Agreement; and (d) not copy or reproduce any Confidential Information in any media (except as may be strictly necessary to enable it to fulfill its obligations under this Agreement).  The parties further agree that if either party is directed to disclose any portion of any Confidential Information of the other party by operation of law, rule, or regulation, it shall immediately notify the other party and, at the sole cost of the other party, shall assist the other party in seeking a suitable protective order or assurance of confidential treatment.

12.                               Enforcement Matters.

12.1                        Governing Law and Jurisdiction.  This Agreement and all matters arising from, relating to, or connected with this Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles.  With respect to any litigation arising from, relating to, or connected with this Agreement, each party irrevocably:  (i) submits to the exclusive jurisdiction of any state or federal court located in Orange County, California and (ii) waives, to the fullest extent permitted by law, the defenses of lack of personal jurisdiction, inconvenient forum, and improper venue.

12.2                        Attorneys’ Fees.  The prevailing party in any action or proceeding arising from, relating to, or connected with this Agreement will be awarded its attorneys’ and experts’ fees.  Any award of attorneys’ fees under this Section 12.2 will not accrue towards the Limitation of Liability in Section 9.3.

12.3                        Injunctive Relief.  Company acknowledges and agrees that the Software, and Primal’s intellectual property rights therein, are of a unique and extraordinary character and that the unauthorized use thereof would cause Primal irreparable harm, which could not be adequately remedied by monetary damages.  Accordingly, if Company breaches or threatens to breach any of the provisions of Section 2 or otherwise infringes or threatens to infringe Primal’s intellectual property rights, Primal shall have the right to obtain injunctive or other equitable relief on an expedited basis, without the need to post a bond or other security.

12.4                        Verification and Audit.  At Primal’s written request or as may be specified in an Exhibit, Company shall furnish Primal with a certification signed by an officer of Company verifying that the Software is being used solely as permitted under this Agreement.  On at least 30 days prior written notice, Primal may audit Company’s use of the Software to ensure that Company is complying with the terms of this Agreement, including, without limitation, the payment of fees.  Any such audit will be conducted during regular business hours at Company’s facilities (or remotely) and Primal will use reasonable efforts to avoid unreasonable interference with Company’s business activities.  Company shall provide Primal with access to the relevant Company records and facilities.  If the audit reveals that the Company has used the Software beyond the scope of its license, or has failed to pay fees applicable to its use of the Software, Company shall cure such breach within 10 days following written notice.  If Company fails to do so, Primal may terminate this Agreement immediately on written notice.

13.                               General Terms.

13.1                        Notices.  Any notices or other communications permitted or required will be in writing and be deemed given:  (i) on delivery, if personally delivered, (ii) on delivery, if delivered by reputable overnight courier that provides proof of delivery, or (iii) three business days following deposit in the United States mail, first class, postage prepaid, certified or registered, and return receipt requested.

13.2                        Export Controls.  Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data.

13.3                        Government-Restricted Rights.  If the Software or documentation is licensed by an agency of the United States Government subject to the DFAR, the Software and documentation is commercial computer software and commercial computer software documentation under DFAR 227.7202 (or any successor regulation having similar effect) and the Government has only the rights specified in this Agreement.  For other agencies of the United States Government, the Software and documentation is restricted computer software and is provided with the rights under paragraph (c) of the Commercial Computer Software — Restricted Rights clause at FAR 52.227-19 (June 1987) or any successor provision having similar effect, and the such a licensee acknowledges that it is not feasible to affix the notice set out in paragraph (c)(4) of that clause.

13.4                        Force Majeure.  Neither party will be liable for any failure or delay in the performance of its obligations (except for the payment of money) because of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, earthquakes, acts of God, war, terrorism, governmental action, supplier problems, or any other force majeure event.  Each party will use its reasonable efforts to notify the other party of the occurrence of such an event within three business days of obtaining knowledge that such event will cause such a failure or delay.

13.5                        General Matters.  The parties are independent contractors and no joint venture, partnership, employment, agency or similar arrangement is created between them.  Neither party has the right or power to act for or on behalf of the other or to bind the other in any respect.  This Agreement will be binding on each party and its successors and permitted assigns.  This Agreement may not be assigned by either party without the other party’s prior written consent, except that Primal may assign this Agreement in connection with a merger, sale of its business relating to this Agreement, stock purchase, reorganization, or the like.  This Agreement (including the Exhibits and Statements of Work hereto, which are incorporated herein by this reference) contains the entire understanding of the parties regarding its subject matter, and supersedes all prior and contemporaneous agreements and understandings between the parties regarding thereto.  If the terms of this Agreement conflict with any Exhibit or Statement of Work, the documents will govern and be given precedence in the following order: (i) this Agreement; (ii) Exhibit A; (iii) Exhibit B; and (iv) Exhibit C, except with respect to any “special contract terms” that may be included in an Exhibit, which will take precedence over this Agreement.  Except as expressly provided in this Agreement, this Agreement may only be modified, supplemented, amended or waived in a writing signed by both parties.  No failure or delay by a party in exercising any right, power, or privilege under this Agreement will operate as a waiver thereof.  The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, all of which will remain in full force and effect.  This Agreement will be construed as if drafted jointly by the parties, and either party’s failure to obtain legal counsel or other advice in connection with this Agreement, constitutes a waiver of any objection or claim that may be based on such failure.  This Agreement may be executed in counterparts, both of which taken together will constitute one and the same document.  Facsimile signatures will be treated in all respects as having the same effect as an original signature.

The parties have executed this Agreement as of the Effective Date.

PRIMAL SOLUTIONS, INC.		COMPANY

By:		By:
	(Signature)		(Signature)
Name:		Name:
	(Print or Type)		(Print or Type)
Title:		Title:
	(Print or Type)		(Print or Type)